Exhibit 99.1

FOR IMMEDIATE RELEASE November 29, 2010	Investor and Media Contact: Whitney Finch Director of Investor Relations 813.421.7694 wfinch@walterinvestment.com

WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES
EXECUTION OF LETTERS OF INTENT

(Tampa, Fla.) – Walter Investment Management Corp. (NYSE Amex: WAC) (“Walter Investment” or the “Company”) today announced it has entered into letters of intent to acquire pools of residential first lien mortgage loans at a total purchase price of approximately $90 million. The pools consist primarily of performing, fixed and adjustable rate mortgages on single-family, owner-occupied residences, more than 75% of which are located within the Company’s existing southern United States footprint. The transactions are expected to close prior to year end. The Company indicated that it anticipates these asset purchases will provide an unlevered return to shareholders in excess of its minimum return hurdles. The newly executed letters of intent bring the total purchase price of pools currently under letters of intent to roughly $97 million. After giving effect to these letters of intent, the pipeline for performing loans remains in excess of $300 million and the Company continues to see significant flows of loan pools being offered for sale.

“We have been working diligently to grow our acquisition pipeline,” said Mark J. O’Brien, Walter Investment’s Chairman and Chief Executive Officer, “and believe the continued development of our investment program, coupled with the recent pricing of our securitization, strongly evidences the progress we have made implementing our strategic plan. Our ability to structure financing on attractive terms, deploy the capital in a coordinated manner and continue the build out of our pipeline gives us confidence that we will be able to grow the portfolio and the Company on attractive terms.”

About Walter Investment Management Corp.

Walter Investment Management Corp. is an asset manager, mortgage servicer and mortgage portfolio owner specializing in less-than-prime, non-conforming and other credit-challenged mortgage assets. Based in Tampa, Fla., the Company currently has $1.8 billion of assets under management and annual revenues of approximately $180 million. The Company is structured as a real estate investment trust (“REIT”) and employs approximately 340 people. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com.

Safe Harbor Statement

Certain statements in this release and in any of Walter Investment Management Corp.’s public documents referred to herein, contain or incorporate by reference “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Walter Investment Management Corp. is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “project,” “estimate,” “forecast,” “objective,” “plan,” “goal,” “confidence” and similar expressions, and the opposites of such words and expressions are intended to identify forward-looking statements. Forward-looking statements are based on the Company’s current beliefs, intentions and expectations; however, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements, to differ materially from those reflected in the statements made or incorporated in this release.

Thus, these forward-looking statements are not guarantees of future performance and should not be relied upon as predictions of future events. The risks and uncertainties referred to above include, but are not limited to, the accuracy of management’s due diligence on and its assessment of the pools subject to the letters of intent; continued pre-closing due diligence and evaluation of the pools, the Company’s ability to close on the pools at the negotiated prices, the continued availability of suitable assets, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 2, 2010.

All forward-looking statements set forth herein are qualified by this cautionary statement and are made only as of November 29, 2010. The Company undertakes no obligation to update or revise the information contained herein, including without limitation, any forward-looking statements, whether as a result of new information, subsequent events or circumstances, or otherwise, unless otherwise required by law.